Exhibit 99.1

MongoDB, Inc. Announces First Quarter Fiscal 2022 Financial Results
First Quarter Fiscal 2022 Total Revenue of $181.6 million, up 39% Year-over-Year
Continued Strong Customer Growth with Over 26,800 Customers as of April 30, 2021
MongoDB Atlas Revenue up 73% Year-over-Year; 51% of Total Q1 Revenue
NEW YORK - June 3, 2021 - MongoDB, Inc. (NASDAQ: MDB), the leading, modern general purpose database platform, today announced its financial results for the first quarter ended April 30, 2021.
“MongoDB delivered an excellent start to fiscal 2022, highlighted by 73% growth of Atlas. Five years ago this month we launched Atlas with the idea that customers would value a fully managed MongoDB database as a service offering from the company that built MongoDB. Today, Atlas is nearly a $400 million revenue run rate business, and represents, for the first time, the majority of our revenue,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.

“These results are strong validation for a modern data application platform that empowers developers to rapidly build flexible and highly scalable applications across a broad range of use cases. MongoDB’s strong product-market fit, as evidenced by the wide variety of customers, from cutting-edge start-ups to the world’s largest businesses, puts us in a great position to continue to generate high growth at scale.”

First Quarter Fiscal 2022 Financial Highlights
•Revenue: Total revenue was $181.6 million in the first quarter fiscal 2022, an increase of 39% year-over-year. Subscription revenue was $174.6 million, an increase of 40% year-over-year, and services revenue was $7.1 million, an increase of 29% year-over-year.
•Gross Profit: Gross profit was $127.1 million in the first quarter fiscal 2022, representing a 70% gross margin, compared to 71% in the year-ago period. Non-GAAP gross profit was $131.6 million, representing a 72% non-GAAP gross margin.
•Loss from Operations: Loss from operations was $61.4 million in the first quarter fiscal 2022, compared to $42.0 million in the year-ago period. Non-GAAP loss from operations was $8.4 million, compared to $7.4 million in the year-ago period.
•Net Loss: Net loss was $64.0 million, or $1.04 per share, based on 61.4 million weighted-average shares outstanding in the first quarter fiscal 2022. This compares to $54.0 million, or $0.94 per share, based on 57.6 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $9.5 million or $0.15 per share. This compares to $7.3 million or $0.13 per share in the year-ago period.
•Cash Flow: As of April 30, 2021, MongoDB had $935.6 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended April 30, 2021, MongoDB generated $10.2 million of cash from operations, used $0.6 million of cash in capital expenditures and $1.2 million in principal repayments of finance leases, leading to free cash flow of $8.4 million, compared to negative free cash flow of $8.5 million in the year-ago period.
A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter Fiscal 2022 and Recent Business Highlights
•Partnerships with major cloud providers accelerated as we closed our strongest quarter to date with AWS, Google Cloud and Alibaba. We also launched two new OEM cloud partnerships with European cloud leader OVH Cloud and Korea-based Naver Cloud to expand the options for customers to use MongoDB managed services almost anywhere in the world.
•Successfully onboarded over 1,300 employees remotely since the pandemic began while maintaining record engagement levels - more than nine out of ten of our employees report that they are proud to work at MongoDB and would recommend it as a great place to work. We were also recognized by Inc. Magazine as one of the Best Workplaces in 2021.
•Recently welcomed our largest-ever summer intern class of 111, including our first-ever class in Copenhagen. Our interns represent 57 schools and were chosen from almost 29,000 applicants. What started as a small experiment with a few interns 10 years ago has grown into a program that has sourced a quarter of our engineers worldwide.

Based on information as of today, June 3, 2021, MongoDB is issuing the following financial guidance for the second quarter and full year fiscal 2022.

	Second Quarter Fiscal 2022	Full Year Fiscal 2022
Revenue	$180.0 million to $183.0 million	$771.0 million to $784.0 million
Non-GAAP Loss from Operations	($24.0) million to ($22.0) million	($76.0) million to ($68.0) million
Non-GAAP Net Loss per Share	($0.43) to ($0.40)	($1.38) to ($1.25)
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in MongoDB’s operating results may be particularly pronounced in the current economic environment due to continuing uncertainty caused by the ongoing COVID-19 pandemic, the duration and ultimate impact of which is difficult to predict at this time. The situation regarding COVID-19 remains uncertain and could change rapidly, and MongoDB will continue to evaluate its potential impact on its business.
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, June 3, 2021, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 844-808-6880 (domestic) or 412-317-5284 (international). A replay of this conference call will be available for a limited time at 877-344-7529 (domestic) or 412-317-0088 (international). The replay conference ID is 10156483. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.

About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 26,800 customers in over 100 countries. The MongoDB database platform has been downloaded over 175 million times and there have been more than 1.5 million registrations for MongoDB University courses.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the second fiscal quarter and full year fiscal 2022; the anticipated impact of the COVID-19 pandemic on our business and future operating results; our ability to realize anticipated benefits from partnerships and collaborations; and the potential benefits of our product platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact that the precautions we have taken in our business relative to the ongoing COVID-19 pandemic may have on our business; the financial impacts of the COVID-19 pandemic on our customers, our potential customers, the global financial markets and our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2021 filed with the SEC on March 22, 2021. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2021 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share exclude:
•stock-based compensation expense;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions;

•amortization of time-based founder payments associated with the mLab purchase that was deemed to be compensation expense for GAAP purposes; and
•in the case of non-GAAP net loss, amortization of the debt discount and issuance costs associated with our convertible senior notes.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities, less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.

Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com
Media Relations
Matt Trocchio
MongoDB
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	April 30, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$407,055	$429,697
Short-term investments	527,988	528,045
Accounts receivable, net of allowance for doubtful accounts of $4,404 and $6,024 as of April 30, 2021 and January 31, 2021, respectively	100,646	135,176
Deferred commissions	39,595	36,619
Prepaid expenses and other current assets	20,738	12,350
Total current assets	1,096,022	1,141,887
Property and equipment, net	60,906	62,364
Operating lease right-of-use assets	45,019	34,587
Goodwill	57,775	55,830
Acquired intangible assets, net	27,493	26,275
Deferred tax assets	1,006	997
Other assets	89,406	85,555
Total assets	$1,377,627	$1,407,495
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$4,358	$4,144
Accrued compensation and benefits	59,482	70,210
Operating lease liabilities	6,432	2,343
Other accrued liabilities	27,369	56,440
Deferred revenue	231,040	221,404
Total current liabilities	328,681	354,541
Deferred tax liability, non-current	73	773
Operating lease liabilities, non-current	45,835	39,095
Deferred revenue, non-current	17,263	16,547
Convertible senior notes, net	1,192,488	937,729
Other liabilities, non-current	61,651	59,129
Total liabilities	1,645,991	1,407,814
Temporary equity, convertible senior notes	—	4,714
Stockholders’ deficit:
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of April 30, 2021 and January 31, 2021; 62,195,644 shares issued and 62,096,273 shares outstanding as of April 30, 2021; 60,997,822 shares issued and 60,898,451 shares outstanding as of January 31, 2021	62	61
Additional paid-in capital	680,413	932,332
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of April 30, 2021 and January 31, 2021	(1,319)	(1,319)
Accumulated other comprehensive loss	(760)	(704)
Accumulated deficit	(946,760)	(935,403)
Total stockholders’ deficit	(268,364)	(5,033)
Total liabilities, temporary equity and stockholders’ deficit	$1,377,627	$1,407,495

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Revenue:
Subscription	$174,570	$124,856
Services	7,078	5,473
Total revenue	181,648	130,329
Cost of revenue(1):
Subscription	45,402	30,625
Services	9,126	7,052
Total cost of revenue	54,528	37,677
Gross profit	127,120	92,652
Operating expenses:
Sales and marketing(1)	97,890	69,125
Research and development(1)	64,751	45,632
General and administrative(1)	25,925	19,935
Total operating expenses	188,566	134,692
Loss from operations	(61,446)	(42,040)
Other loss, net	(3,922)	(11,693)
Loss before provision for (benefit from) income taxes	(65,368)	(53,733)
Provision for (benefit from) income taxes	(1,376)	234
Net loss	$(63,992)	$(53,967)
Net loss per share, basic and diluted	$(1.04)	$(0.94)
Weighted-average shares used to compute net loss per share, basic and diluted	61,361,670	57,649,524

(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended April 30,
	2021	2020
Cost of revenue—subscription	$2,990	$1,827
Cost of revenue—services	1,487	1,146
Sales and marketing	18,876	10,823
Research and development	20,335	11,759
General and administrative	7,226	5,012
Total stock‑based compensation expense	$50,914	$30,567

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Cash flows from operating activities
Net loss	$(63,992)	$(53,967)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,251	2,864
Stock-based compensation	50,914	30,567
Amortization of debt discount and issuance costs	1,427	12,023
Amortization of finance right-of-use assets	994	994
Amortization of operating right-of-use assets	1,522	1,372
Deferred income taxes	(1,585)	(290)
Accretion of discount on short-term investments	1,527	(193)
Unrealized foreign exchange loss	315	—
Change in operating assets and liabilities:
Accounts receivable	35,145	3,637
Prepaid expenses and other current assets	(9,027)	234
Deferred commissions	(5,882)	(3,063)
Other long-term assets	23	(170)
Accounts payable	224	219
Accrued liabilities	(17,152)	(2,779)
Operating lease liabilities	(1,027)	(1,126)
Deferred revenue	9,749	3,349
Other liabilities, non-current	3,791	451
Net cash provided by (used in) operating activities	10,217	(5,878)
Cash flows from investing activities
Purchases of property and equipment	(627)	(1,505)
Acquisition, net of cash acquired	(4,469)	—
Investment in non-marketable securities	(936)	—
Proceeds from maturities of marketable securities	100,000	165,000
Purchases of marketable securities	(101,479)	(160,283)
Net cash provided by (used in) investing activities	(7,511)	3,212
Cash flows from financing activities
Payments of issuance costs for convertible senior notes	—	(4,154)
Proceeds from exercise of stock options, including early exercised stock options	3,539	3,000
Repurchase of early exercised stock options	—	(1)
Principal repayments of finance leases	(1,199)	(1,135)
Repayments of convertible senior notes attributable to principal	(27,594)	—
Net cash used in financing activities	(25,254)	(2,290)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(94)	(593)
Net decrease in cash, cash equivalents, and restricted cash	(22,642)	(5,549)
Cash, cash equivalents, and restricted cash, beginning of period	430,222	706,706
Cash, cash equivalents, and restricted cash, end of period	$407,580	$701,157

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$127,120	$92,652
Gross margin (Gross profit/Total revenue) on a GAAP basis	70%	71%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	2,990	1,827
Stock-based compensation expense: Cost of Revenue—Services	1,487	1,146
Non-GAAP gross profit	$131,597	$95,625
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	72%	73%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$97,890	$69,125
Less:
Stock-based compensation expense	18,876	10,823
Amortization of intangible assets associated with acquisitions	760	764
Non-GAAP sales and marketing operating expense	$78,254	$57,538

Research and development operating expense on a GAAP basis	$64,751	$45,632
Less:
Stock-based compensation expense	20,335	11,759
Amortization of intangible assets and time-based founder payments associated with acquisitions	1,422	3,308
Non-GAAP research and development operating expense	$42,994	$30,565

General and administrative operating expense on a GAAP basis	$25,925	$19,935
Less:
Stock-based compensation expense	7,226	5,012
Non-GAAP general and administrative operating expense	$18,699	$14,923

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(61,446)	$(42,040)
Add back:
Stock-based compensation expense	50,914	30,567
Amortization of intangible assets and time-based founder payments associated with acquisitions	2,182	4,072
Non-GAAP loss from operations	$(8,350)	$(7,401)

	Three Months Ended April 30,
	2021	2020
Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(63,992)	$(53,967)
Add back:
Stock-based compensation expense	50,914	30,567
Amortization of intangible assets and Founder Holdback associated with acquisitions	2,182	4,072
Amortization of debt discount and issuance costs related to convertible senior notes	1,427	12,023
Non-GAAP net loss	$(9,469)	$(7,305)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(1.04)	$(0.94)
Add back:
Stock-based compensation expense	0.83	0.53
Amortization of intangible assets and Founder Holdback associated with acquisitions	0.04	0.07
Non-cash interest expense related to convertible senior notes	0.02	0.21
Non-GAAP net loss per share, basic and diluted	$(0.15)	$(0.13)

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended April 30,
	2021	2020
Net cash provided by (used in) operating activities	$10,217	$(5,878)
Capital expenditures	(627)	(1,505)
Principal repayments of finance lease liabilities	(1,199)	(1,135)
Capitalized software	—	—
Free cash flow	$8,391	$(8,518)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	4/30/2019	7/31/2019	10/31/2019	1/31/2020	4/30/2020	7/31/2020	10/31/2020	1/31/2021	4/30/2021
Total Customers	14,200+	15,000+	15,900+	17,000+	18,400+	20,200+	22,600+	24,800+	26,800+
Direct Sales Customers(a)	1,800+	1,850+	1,900+	2,000+	2,200+	2,500+	2,800+	3,000+	3,300+
MongoDB Atlas Customers	12,300+	13,200+	14,200+	15,400+	16,800+	18,800+	21,100+	23,300+	25,300+
Customers over $100K(b)	598	622	688	751	780	819	898	975	1,057
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(b) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services. Prior to January 31, 2020, ARR from Direct Sales Customers of MongoDB Atlas was based on their contractual commitments instead of their actual consumption. We believe that our new consumption-based ARR calculation better reflects current customer behavior. The impact of this change on prior reported periods is immaterial.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	4/30/2019	7/31/2019	10/31/2019	1/31/2020	4/30/2020	7/31/2020	10/31/2020	1/31/2021	4/30/2021
MongoDB Enterprise Advanced: % of Subscription Revenue	54%	52%	46%	48%	49%	45%	43%	41%	40%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	77%	78%	78%	79%	79%	81%	82%	83%	84%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.